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                        BRIGGS & STRATTON CORPORATION

                                 EXHIBIT NO. 12

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (dollars in thousands)


                                                                                        Fiscal Year Ended
                                                                   --------------------------------------------------
                                                                   June 29, 1997       June 30, 1996     July 2, 1995
                                                                   -------------       -------------     ------------
Net income                                                         $      61,565       $      92,412       $  104,805

Add:

   Interest                                                                9,880              10,069            8,580

   Income tax expense and other taxes on income                           37,740              56,640           65,570

   Fixed charges of unconsolidated subsidiaries                              668                 574              641
                                                                   -------------       -------------     ------------
         Earnings as defined                                       $     109,853       $     159,695     $    179,596
                                                                   =============       =============     ============

   Interest                                                        $       9,880       $      10,069     $      8,580

   Fixed charges of unconsolidated subsidiaries                              668                 574              641
                                                                   -------------       -------------     ------------
         Fixed Charges as defined                                  $      10,548             $10,643     $      9,221
                                                                   =============       =============     ============

   Ratio of earnings to fixed charges                                       10.4x               15.0x            19.5x
                                                                   =============       =============     ============





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